Exhibit A
                                                            Page 1 of 3

                                MYR GROUP INC.
                          Consolidated Balance Sheet
                            As of December 31, 2001
                         -----------------------------
                                   (Unaudited)

Assets

Current Assets:
   Cash and temporary cash investments                      $  8,235,204
   Accounts receivable:
     Contract                                                109,499,200
     Other                                                     1,953,471
   Other                                                      25,049,733
                                                             -----------

      Total current assets                                   144,737,608
                                                             -----------

Other Property & Investments:
   Nonutility plant, net                                      18,170,587
   Other investments                                           2,059,965
                                                             -----------

      Total Other Property & Investments                      20,230,552
                                                             -----------

Goodwill, net                                                 58,951,250
                                                             -----------

Deferred Debits and Other Assets                               4,639,000
                                                             -----------

      Total Assets                                          $228,558,410
                                                             ===========

                                                            Exhibit A
                                                            Page 2 of 3

                                MYR GROUP INC.
                          Consolidated Balance Sheet
                            As of December 31, 2001
                          ---------------------------
                                   (Unaudited)

Liabilities and Stockholder's Equity

Current Liabilities:
   Notes payable                                            $       -
   Accounts payable                                           16,594,193
   Accrued income taxes                                        6,366,565
   Other                                                      52,019,623
                                                             -----------

      Total current liabilities                               74,980,381
                                                             -----------

Non-Current Liabilities:
   Deferred income taxes                                            -
   Other                                                         341,247
                                                             -----------

      Total long-term liabilities                                341,247
                                                             -----------

Stockholder's Equity:
   Common stock                                                   67,143
   Capital surplus                                           149,932,857
   Retained earnings                                           3,236,782
                                                             -----------

      Total stockholder's equity                             153,236,782
                                                             -----------

      Total Liabilities and Stockholder's Equity            $228,558,410
                                                             ===========

                                                            Exhibit A
                                                            Page 3 of 3

                                MYR GROUP INC.
                       Consolidated Statement of Income
                For the Twelve Months Ended December 31, 2001
                ---------------------------------------------
                                  (Unaudited)





Operating Revenues                                          $674,360,627
                                                             -----------

Operating Expenses:
   Operation and maintenance expenses                        617,415,176
   Provision for depreciation and amortization                 9,338,780
   Income taxes                                                   16,438
                                                             -----------
      Total operating expenses                               626,770,394
                                                             -----------

Operating Income                                              47,590,233

Other Income & Deductions:
   Other income                                                1,684,241
   Other income deductions                                   (24,956,861)
   Taxes - other income & deductions                          (9,251,643)
                                                             -----------
      Total other income & deductions                        (32,524,263)
                                                             -----------

Income Before Net Interest Charges                            15,065,970

Net interest charges                                             755,163
                                                             -----------

Net Income                                                  $ 14,310,807
                                                             ===========